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                                  EXHIBIT 23.2
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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Paxson Communications Corporation of our report dated November 7, 1995 relating to the combined financial statements of New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation for the year ended September 30, 1995 and our report dated December 2, 1994 relating to the financial statements of New Age Broadcasting, Inc. for the year ended September 30, 1994, which appear in the Registration Statement on Form S-1 (Registration No. 333-473). We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-1 (Registration No. 333-473) which is incorporated by reference in this Registration Statement on Form S-1.

VOYNOW, BAYARD AND COMPANY
Ft. Lauderdale, Florida
March 29, 1996